EXHIBIT 1.1(a)

                    RANSON UNIT INVESTMENT TRUSTS, SERIES 83
                                 TRUST AGREEMENT

                                                           Dated:  June 23, 1999

     This Trust Agreement between Ranson & Associates, Inc., as Depositor and Evaluator, and The Bank of New York, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for Government Securities Trusts Sponsored by EVEREN Unit Investment Trusts, a service of EVEREN Securities, Inc., Effective: May 8, 1996" (herein called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

     In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee and the Evaluator agree as follows:

                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the Provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II
                      SPECIAL TERMS AND CONDITIONS OF TRUST

     The following special terms and conditions are hereby agreed to:

         (a) The Securities defined in Section 1.01(15), listed in Schedule A hereto, have been deposited in trust under this Trust Agreement.

         (b) The fractional undivided interest in and ownership of each Trust Fund represented by each Unit is the amount set forth under "Essential Information-Fractional Undivided Interest per Unit" in the Prospectus.

         (c) The number of Units in each Trust is that amount set forth under "Essential Information-Number of Units" in the Prospectus.

         (d) The "First General Record Date" shall be the first "Record Date" set forth under "Essential Information" in the Prospectus.

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         (e)   The amount of the second distribution of funds from the Interest
     Account shall be that amount set forth under "Essential Information-Interest Payments-First Payment per Unit" for each Trust in the Prospectus.

         (f) The term "Trust" as defined in Section 1.01(17) shall include "GNMA Portfolio, Series 12" as defined in the Prospectus.

         (g)   Sections 1.01(4) and (6) shall be replaced with the following:

              (4) "Depositor" shall mean Ranson & Associates, Inc. and its successors in interest, or any successor depositor appointed as hereinafter provided.

              (6) "Evaluator" shall mean Ranson & Associates, Inc. and its successors in interest, or any successor evaluator appointed as hereinafter provided.


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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed.

                                     RANSON & ASSOCIATES, INC.,
                                       Depositor and Evaluator


                                     By     /s/  ROBIN K. PINKERTON
                                          ---------------------------
                                                  President



                                     THE BANK OF NEW YORK,
                                       Trustee


                                     By     /s/  Jeffrey Bieselin
                                          ---------------------------
                                                Vice President










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                                   SCHEDULE A

                         SECURITIES INITIALLY DEPOSITED
                    RANSON UNIT INVESTMENT TRUSTS, SERIES 83


     (Note: Incorporated herein and made a part hereof is the "Portfolio" as set forth in the Prospectus for the Trust.)